UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2024
Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)
    4141 E Broadway Road
    Phoenix, AZ    85040
    (Address of principal executive offices)    (Zip Code)

(480) 581-8888
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

At the 2024 annual meeting of stockholders of Nikola Corporation (the “Company”) held on June 5, 2024, the Company’s stockholders approved a reverse stock split with a ratio of not less than 1-for-10 and not greater than 1-for-30, with the exact ratio of the reverse stock split, if any, to be determined by the Board of Directors of the Company (the “Board”). On June 13, 2024, the Board approved a 1-for-30 reverse stock split (the “Reverse Stock Split”) of the Company’s issued shares of common stock, $0.0001 par value per share (the “Common Stock”).
The Reverse Stock Split will be effective as of June 24, 2024 at 4:01 p.m, Eastern Time (the “Effective Time”). Beginning on June 25, 2024, the Common Stock will trade on The Nasdaq Stock Market (“Nasdaq”) on a split-adjusted basis under the existing symbol NKLA, with the new CUSIP number 654110303.
Following the Effective Time, every thirty issued shares of Common Stock will be automatically reclassified into one issued share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to (and with respect to holders that have certificated shares, upon surrender to the exchange agent of certificates representing such shares) a cash payment in lieu thereof at a price equal to the stockholder’s proportionate interest in the proceeds, net of certain costs associated with such sale, from the aggregation and sale in one or more transactions of the fractional shares by the Company’s exchange agent.
Proportionate adjustments will be made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, warrants, the number of shares issuable under its equity incentive plans, and other existing agreements, as well as the exercise or conversion price, as applicable, and to the conversion rate of the Company’s outstanding convertible notes. The Reverse Stock Split will not affect the par value of the Common Stock. Contemporaneously with the Reverse Stock Split, the number of authorized shares of Common Stock will be reduced from 1,600,000,000 to 1,000,000,000.
The Reverse Stock Split will affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company (other than as a result of the treatment of fractional shares). Continental Stock Transfer & Trust Company is acting as the exchange agent for the Reverse Stock Split. Stockholders holding shares of Common Stock registered directly in their name in book entry form or beneficially via a broker, bank, trust or other nominee are not required to take any action to receive post-split shares and will have their positions automatically adjusted to reflect the Reverse Stock Split. Stockholders holding shares of Common Stock in certificated form will receive a letter of transmittal from Continental Stock Transfer & Trust Company with instructions on how to receive post-split shares after the Effective Time, if applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKOLA CORPORATION

Dated: June 20, 2024	By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer

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